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                                                      Exhibit No. EX-99.13(d)(1)

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                       GARTMORE VARIABLE INSURANCE TRUST
                                       and
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST

                                September 1, 2000
                            (As amended April , 2003)

Name of Fund                                        Expense Limitation for Fund*
------------                                        ----------------------------

Gartmore GVIT Emerging Markets Fund                       Class I     1.40%
(formerly Gartmore NSAT Emerging                          Class II    1.40%
   Markets Fund)                                          Class III   1.40%

Gartmore GVIT International Growth Fund                   Class I     1.25%
(formerly Gartmore NSAT International                     Class II    1.25%
   Growth Fund)                                           Class III   1.25%

Gartmore GVIT Global Leaders Fund                         Class I     1.55%
(formerly Gartmore NSAT Global Leaders Fund)

Gartmore GVIT Global Small Companies Fund                 Class I     1.75%
(formerly Gartmore NSAT Global Small
   Companies Fund)

Gartmore GVIT OTC Fund                                    Class I     1.60%
(formerly Gartmore NSAT OTC Fund)

Gartmore GVIT Developing Markets Fund                     Class II    1.64%

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*    Effective until at least April 30, 2004. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

                                          GARTMORE VARIABLE INSURANCE TRUST


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          GARTMORE GLOBAL ASSET MANAGEMENT TRUST


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title: